UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

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FORM 8-K
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current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 30, 2009
(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 30, 2009, Sovran Self Storage, Inc., or the Company, entered into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters (the "Underwriters"), Sovran Acquisition Limited Partnership and Sovran Holdings, Inc., pursuant to which the Company agreed to issue and sell 3,500,000 shares of the Company's common stock, par value $.01 per share, plus up to an additional 525,000 shares of common stock pursuant to the Underwriters' option, at a price to the public of $29.75 per share.  The Underwriters exercised the option in full on October 2, 2009.  The offering of 4,025,000 shares of the Company's common stock closed on October 5, 2009.  Net proceeds to the Company from the offering, before expenses, were approximately $114,355,480.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company will use all of the net proceeds to repay $100 million of its $250 million term notes that mature in June 2012 and to terminate one or more interest rate swap agreements related to the portion of such term notes being repaid.  Affiliates of certain of the Underwriters are lenders under such term notes, and upon repayment of such term notes in connection with the offering, such affiliates will receive a portion of the proceeds through repayment of those borrowings.  In addition, in the ordinary course of business the Underwriters or their respective affiliates have engaged and may in the future engage in various financing and investment banking services and other commercial dealings with the Company and its affiliates for which they have received or may receive customary fees and expenses.

Item 9.01.	Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:
Exhibit No.	Description
1.1
Underwriting Agreement, dated as of September 30, 2009, between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership, Sovran Holdings, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Phillips Lytle LLP as to the legality of the shares sold.
5.2	Opinion of Venable LLP as to all matters of Maryland law.
8.1	Opinion of Phillips Lytle LLP regarding certain tax matters.
23.1	Consent of Phillips Lytle LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto).
23.2	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.2 hereto).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN SELF STORAGE, INC. By: /s/ DAVID L. ROGERS David L. Rogers Chief Financial Officer

Date:  October 5, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1*

Underwriting Agreement, dated as of September 30, 2009, between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership, Sovran Holdings, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1*	Opinion of Phillips Lytle LLP as to the legality of the shares sold
5.2*	Opinion of Venable LLP as to the legality of the shares sold
8.1*	Opinion of Phillips Lytle LLP regarding certain tax matters
23.1*	Consent of Phillips Lytle LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)
23.2*	Consent of Venable LLP (contained in the opinions filed as Exhibits 5.2)

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*Filed herewith